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                                                                   EXHIBIT 3.120

                                  B Y - L A W S

                                       OF

                           BROCKWAY REALTY CORPORATION

                          (a Pennsylvania Corporation)

                                   ...ooOoo...

                                    ARTICLE I

                             Offices and Fiscal Year

          Section 1.01. REGISTERED OFFICE. The registered office of the corporation in the Commonwealth of Pennsylvania shall be at McCullough Avenue, Brockway, PA 15824 until otherwise established by a vote of a majority of the board of directors, and a statement of such change is filed with the Department of State.

          Section 1.02. OTHER OFFICES. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation require.

          Section 1.03. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year.

                                   ARTICLE II

                            Meetings of Shareholders

          Section 2.01. PLACE OF MEETING. All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of such meeting.

          Section 2.02. ANNUAL MEETING. The board of directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the board the meeting for any calendar year shall be held on the Fourth Tuesday of April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the

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next succeeding business day, not a Saturday, at ten o'clock a.m., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held during such calendar year, any shareholder may call such meeting at any time thereafter.

          Section 2.03. SPECIAL MEETINGS. Special meetings of the shareholders of the corporation for any purpose or purposes may be called at any time by the president or by the board of directors, or by shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting.

          At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the object of the meeting, it shall be the duty of the secretary to fix the date of the meeting to be held at such date and time as the secretary may fix, not less than five nor more than 60 days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the date and time of such meeting and give notice thereof, the person or persons calling the meeting may do so.

          Section 2.04. NOTICE OF MEETINGS. Written notice of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting, at least five days (ten days in the case of any annual or special meeting at which there is to be considered any amendment to the articles of the corporation, the sale of all or substantially all of its assets, or its merger with or consolidation into any other corporation) prior to the day named for the meeting. Every notice of a special meeting shall state briefly the purpose or purposes thereof, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to shareholders not present in person or by proxy.

          Whenever the language of a proposed resolution is included in a written notice of a meeting of shareholders the resolution may be adopted at such meeting with such clarifying or other amendments as do not enlarge its original purpose without further notice to shareholders not present in person or by proxy.

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          Section 2.05. QUORUM, MANNER OF ACTING AND ADJOURNMENT. The presence in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

          If a meeting cannot be organized because a quorum has not attended, the shareholders entitled to vote and present in person or represented by proxy may adjourn the meeting to such time and place as they may determine. At any such adjourned meeting at which a quorum may be present such business may be transacted as might have been transacted at the meeting as originally called. No notice of any adjourned meeting of the shareholders of the corporation shall be required to be given, except by announcement at the meeting. In case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors, until such directors are elected.

          Except as otherwise specified in the articles or these by-laws or provided by statute, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present in person or by proxy are entitled to cast shall be the acts of the shareholders.

          Section 2.06. ORGANIZATION. At every meeting of the shareholders, the chairman of the board, if there be one, or in the case of vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as

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chairman, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary.

          Section 2.07. VOTING. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the shareholder by proxy. Every proxy shall be executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall any proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation. A shareholder shall not sell a vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such a proxy shall be valid as long as the debt owed by the shareholder to the creditor remains unpaid.

          Every shareholder of record except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall have the right, at every shareholders' meeting, to such a vote for every share, and to such a fraction of a vote with respect to every fractional share, of stock of the corporation standing in such shareholder's name on the books of the corporation as may be provided in the articles, and to one vote for every share, and to a fraction of a vote equal to every fractional share, if no express provision for voting rights is made in the articles. Treasury shares shall not be voted, directly or indirectly, at any meeting of shareholders or be counted in connection with the expression of consent or dissent to corporate action in writing without a meeting.

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          Section 2.08. VOTING LISTS. The officer or agent of the corporation having charge of the transfer books for shares of the corporation shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. If the corporation has less than 5000 shareholders, such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

          Section 2.09. JUDGES OF ELECTION. The vote upon any matter, including the election of directors, need not be by ballot. In advance of any meeting of shareholders the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and upon the demand of any shareholder or the shareholder's proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a shareholder, by shareholders present entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

          If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three judges of election, the decision, act or certificate of a

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majority shall be effective in all respects as the decision, act or certificate of all.

          On request of the chairman of the meeting or of any shareholder or the shareholder's proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

          Section 2.10. DETERMINATION OF SHAREHOLDERS OF RECORD. The board of directors may fix a date, not more than 50 days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case, if otherwise entitled, all shareholders of record on the date so fixed, and no others, shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

          Unless a record date is fixed by the board of directors for such purpose, transferees of shares which are transferred on the books within ten days next preceding the date of such meeting shall not be entitled to notice of, or to vote at, such meeting.

          Section 2.11. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action which may be taken at a meeting of the shareholders or of a class of shareholders of the corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting of the shareholders or of a class of shareholders for such purpose and shall be filed with the secretary of the corporation.

          If the articles so provide any action (except any action with respect to an amendment of articles or plan under which a class or classes of shareholders are by statute entitled

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to claim the right to valuation of and payment for their shares) which may be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by shareholders entitled to cast two-thirds of the total number of votes which all shareholders of the corporation or of a class of shareholders are entitled by the articles to cast upon such action and shall be filed with the secretary of the corporation. Such action shall not become effective until after at least ten days' written notice of such action shall have been given to each shareholder of record entitled to vote thereon.

                                   ARTICLE III

                               Board of Directors

          Section 3.01. POWERS. The board of directors shall have full power to conduct, manage, and direct the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the shareholders by statute or by the articles or these by-laws, are hereby granted to and vested in the board of directors.

          Section 3.02. QUALIFICATION AND ELECTION. All directors of the corporation shall be natural persons of full age, but need not be residents of Pennsylvania or shareholders of the corporation. Except in the case of vacancies, directors shall be elected by the shareholders. Upon the demand of any shareholder or the shareholder's proxy at any meeting of shareholders for the election of directors the chairman of the meeting shall call for and shall afford a reasonable opportunity for the making of nominations for the office of director. If the board of directors is classified with respect to the power to elect directors or with respect to the terms of directors and if, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately. Any shareholder or the shareholder's proxy may nominate as many persons for the office of director as there are positions to be filled. If nominations for the office of director have been called for as herein provided only candidates who have been nominated in accordance therewith shall be eligible for election.

          Unless the articles provide for straight voting, in all elections for directors every shareholder entitled to vote

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shall have the right to multiply the number of votes to which such shareholder may be entitled by the total number of directors to be elected in the same election by the holders of the class of shares of which his or her shares are a part, and may cast the whole number of such votes for one candidate or may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.

          Section 3.03. NUMBER AND TERM OF OFFICE. The board of directors shall consist of such number of directors, not less than one nor more than three, as may be determined from time to time by resolution of the board of directors. Each director shall serve until the next annual meeting of the shareholders and until a successor shall have been elected and qualified, except in the event of death, resignation or removal. The number of directors shall never be less than three, except that if all the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders.

          Section 3.04. ORGANIZATION. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

          Section 3.05. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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          Section 3.06. VACANCIES. The board of directors may declare vacant the office of a director if such director be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if within 60 days after notice of election, the director does not accept such office either in writing or by attending a meeting of the board of directors.

          Any vacancy or vacancies in the board of directors because of death, resignation, removal in any manner other than under the provisions of Section
3.07 of this Article, disqualification, an increase in the number of directors, or any other cause, may be filled by a vote of the majority of the remaining members of the board of directors though less than a quorum, at any regular or special meeting; and the director or directors so elected shall continue in office until the next annual election of directors of the corporation and until their successors shall have been elected and qualified, or until their death, resignation or removal.

          Section 3.07. REMOVAL. At any special meeting called for the purpose of removing or electing directors, the entire board of directors, or a class of the board, where the board is classified with respect to the power to elect directors, or any individual director may be removed from office without assigning any cause, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors or of such class of directors. In case the board or such class of the board or any one or more directors be so removed, new directors may be elected at the same meeting. If shareholders are entitled to vote cumulatively for the board or a class of the board, no individual director shall be removed, unless the entire board or class of the board be removed, in case the votes of a sufficient number of shares are cast against the resolution for a removal, which, if cumulatively voted at an annual election of directors, would be sufficient to elect one or more directors to the board or to the class.

          Section 3.08. PLACE OF MEETING. The board of directors may hold its meetings at such place or places within Pennsylvania, or elsewhere as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

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          Section 3.09. ORGANIZATION MEETING. Immediately after each annual election of directors or other meeting at which the entire board of directors is elected, the newly elected board of directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

          Section 3.10. REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting. Notice of regular meetings need not be given.

          Section 3.11 SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the president or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting.

          Notice of any special meeting of the board of directors during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster shall be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

          Section 3.12. QUORUM, MANNER OF ACTING, AND ADJOURNMENT. A majority of the directors in office shall be present at each meeting in order to constitute a quorum for the transaction of business. Except as otherwise specified in the articles or these by-laws or provided by statute, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors. In the absence of a quorum, a majority of the

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directors present may adjourn the meeting from time to time until a quorum be present, and no notice of any adjourned meeting need be given, other than by announcement at the meeting. The directors shall act only as a board and the individual directors shall have no power as such, provided, however, that any action which may be taken at a meeting of the board may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors and shall be filed with the secretary of the corporation.

          To the extent required to constitute a quorum at any meeting of the board of directors during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster the officers of the corporation who are present shall be deemed in order of rank and within the same rank in order of seniority, directors for such meeting.

          Section 3.13. EXECUTIVE AND OTHER COMMITTEES. The board of directors, by resolution adopted by a majority of the whole board, may designate an Executive Committee and one or more other committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

          Except as otherwise provided in this section, the Executive Committee shall have and exercise all of the authority of the board in the management of the business and affairs of the corporation and any other committee shall have and exercise the authority of the board to the extent provided in the resolution designating the committee.

          No such committee of the board shall have the authority of the board in reference to:

               (1) Amending the by-laws of the corporation;

               (2) Declaring any dividend;

               (3) Issuing any authorized but unissued share;

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               (4) Establishing and designating any class or series of shares and fixing and determining the relative rights and preference thereof, changing the registered office of the corporation, or otherwise effecting any amendment of articles of the corporation; or

               (5) Recommending to the shareholders any plan for the sale, lease or exchange of all or substantially all of the property and assets of the corporation, any amendment of articles, any plan of merger or consolidation, any voluntary dissolution of the corporation or any revocation of any election of the corporation to dissolve voluntarily.

          A majority of the directors in office designated to a committee, or directors designated to replace them as provided in this section, shall be present at each meeting to constitute a quorum for the transaction of business and the acts of a majority of the directors in office designated to a committee or their replacements shall be the acts of the committee.

          Each committee shall keep regular minutes of its proceedings and report such proceedings periodically to the board of directors.

          Sections 3.10, 3.11 and 3.12 shall be applicable to committees of the board of directors.

          Section 3.14. INTERESTED DIRECTORS OR OFFICERS; QUORUM. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the board which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

               (1) The material facts as to such interest and as to the contract or transaction are disclosed or are known to the board of directors and the board in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

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               (2) The material facts as to such interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors or the shareholders.

          Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes a contract or transaction specified in this section.

          Section 3.15. FEES. Each director shall be paid such reasonable fee, if any, as shall be fixed by the board of directors for each meeting of the board of directors or committee of directors which such director shall attend and may be paid each other compensation for services as a director as may be fixed by the board of directors.

                                   ARTICLE IV

                           Notice - Waivers - Meetings

          Section 4.01. NOTICE, WHAT CONSTITUTES. Whenever written notice is required to be given to any person under the provisions of the articles, these by-laws, or the Business Corporation Law, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegraph, charges prepaid, to the address of such person appearing on the books of the corporation, or supplied by such person to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. A notice of a meeting shall specify the place, day and hour of the meeting and in the case of a special meeting of shareholders, the general nature of the business to be transacted.

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          Section 4.02. WAIVERS OF NOTICE. Whenever any written notice is required to be given under the provisions of the articles, these by-laws, or the Business Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

          Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          Section 4.03. CONFERENCE TELEPHONE MEETINGS. One or more directors or shareholders may participate in a meeting of the board, of a committee of the board or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                    ARTICLE V

                                    Officers

          Section 5.01. NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age; the treasurer, however may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation.

          Section 5.02. ELECTION AND TERM OF OFFICE. The officers of the corporation, except those elected by delegated authority pursuant to Section
5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold office until the next annual organization meeting

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of directors and until a successor shall have been duly chosen and qualified, or until death, resignation, or removal.

          Section 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more vice presidents, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

          Section 5.04. RESIGNATIONS. Any officer or agent may resign at any time by giving written notice to the board of directors, or to the president or the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5.05. REMOVAL. Any officer, committee, employee or other agent of the corporation may be removed, either for or without cause, by the board of directors or other authority which elected or appointed such officer, committee or other agent whenever in the judgment of such authority the best interests of the corporation will be served thereby.

          Section 5.06. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03 of this Article, as the case may be, and if the office is one for which these by-laws prescribe a term, shall be filled for the unexpired portion of the term.

          Section 5.07. GENERAL POWERS. All officers of the corporation as between themselves and the corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the corporation as may be determined by resolution of the board of directors, or in the absence of controlling provisions in a resolution

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of the board of directors, as may be provided in these by-laws.

          Section 5.08. THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.

          Section 5.09. THE PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

          Section 5.10. THE VICE PRESIDENTS. If one or more vice presidents are elected pursuant to Section 5.03 of this Article, they shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or by the president.

          Section 5.11. THE SECRETARY. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

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          Section 5.12. THE TREASURER. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

          Section 5.13. OFFICERS' BONDS. Any officer shall give a bond for the faithful discharge of the duties of the officer in such sum, if any, and with such surety or sureties as the board of directors shall require.

          Section 5.14. SALARIES. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                   ARTICLE VI

                      Certificates of Stock, Transfer, Etc.

          Section 6.01. ISSUANCE. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer

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because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer has not ceased to be such at the date of its issue.

          Section 6.02. TRANSFER. Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 12A Pa.Cons.Stat. Sections 8-101 et seq., and its amendments and supplements.

          Section 6.03. SHARE CERTIFICATES. Certificates for shares of the corporation shall be in such form as provided by statute and approved by the board of directors. The share record books and the blank share certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. Every certificate exchanged or returned to the corporation shall be marked "Cancelled", with the date of cancellation.

          Section 6.04. RECORD HOLDER OF SHARES. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

          Section 6.05. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

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                                   ARTICLE VII

                   Indemnification of Directors, Officers and
                        Other Authorized Representatives

          Section 7.01. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD PARTY PROCEEDINGS. The corporation shall indemnify any person who was or is an "authorized representative" of the corporation (which shall mean for purposes of this Article a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (which shall include for purposes of this Article any administrative or investigative third party proceeding which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

          Section 7.02. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE PROCEEDINGS. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party, or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or

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completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

          Section 7.03. MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

          Section 7.04. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Sections 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

                    (1) By the board of directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

                    (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum

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     so directs, by independent legal counsel in a written opinion, or

                    (3) By the shareholders.

          Section 7.05. ADVANCING EXPENSES. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

          Section 7.06. EMPLOYEE BENEFIT PLANS. For purposes of this Article, the corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

          Section 7.07. SCOPE OF ARTICLE. The indemnification of authorized representatives, as authorized by the Article, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative and (3) inure to the benefit of the heirs, executors and administrators of such a person.

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          Section 7.08. RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

                                  ARTICLE VIII

                                  Miscellaneous

          Section 8.01. CORPORATE SEAL. The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.

          Section 8.02. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

          Section 8.03. CONTRACTS. Except as otherwise provided in these by-laws, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 8.04. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

          Section 8.05. REPORTS. The board of directors shall present at the annual meeting of shareholders a report of the financial condition of the corporation as of the closing date of the preceding fiscal year. Such report shall be in such form as shall be approved by the board of directors and shall be available for the inspection of shareholders at the annual meeting, but the board of directors shall not be required to cause such report to be sent to the shareholders. The board of directors may, but shall not be required to, have such report prepared and verified by an independent certified public accountant or by a firm of practicing accountants.

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          Section 8.06. CORPORATE RECORDS. There shall be kept at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the by-laws including all amendments or alterations thereto to date, certified by the secretary of the corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business of the corporation, or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and class of shares held by each. The corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office or at its principal place of business.

          Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in Pennsylvania or at its principal place of business. Where the shareholder seeks to inspect the books and records of the corporation, other than its share register or list of shareholders, the shareholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose. Where the shareholder seeks to inspect the share register or list of shareholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

          Section 8.07. AMENDMENT OF BY-LAWS. These by-laws may be amended or repealed, or new by-laws may be adopted, either (1) by vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon at any duly organized annual or special meeting

                                      -23-
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of shareholders, or (2), with respect to those matters which are not by statute reserved exclusively to the shareholders, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Such proposed amendment, repeal or new by-laws, or a summary thereof, shall be set forth in any notice of such meeting, whether annual, regular or special.

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